Vitacost.com Announces Results for the Second Quarter 2012

Continued Strength in New Customers - Growth Over 100%

Significant Sequential Improvement in EBITDA

BOCA RATON, Fla., August 8, 2012 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of health and wellness products, reported financial results for the second quarter ended June 30, 2012. The Company reported a 36% increase in the number of shipped orders, as total new customers grew more than 100% on a year-over-year basis. Excluding sales from Amazon.com, the number of shipped orders increased 21% year-over-year, with new customers up 44% driven by strong results from the Company’s marketing initiatives and the continued success of its Refer-A-Friend program.

The Company reported net sales of $79.9 million for the second quarter of 2012, a 21% increase from net sales of $65.9 million for the second quarter of 2011. Excluding a $0.5 million credit from the Company’s shipping provider in the second quarter of 2011, gross profit increased 35% year-over-year to $19.0 million. Non-GAAP adjusted EBITDA for the second quarter of 2012 was a loss of $2.2 million compared to a loss of $1.2 million in the second quarter of 2011. The Company reported an operating loss of $4.3 million in the second quarter of 2012 compared to an operating loss of $3.0 million in the second quarter of 2011.

"Vitacost’s value proposition of offering a large product assortment with everyday low prices is increasingly appealing to customers. We have close to 40,000 healthy living SKUs on our website including vitamins & supplements, health foods, personal care products, sports nutrition, pet supplies, baby care and natural home care products, and are quickly becoming a one-stop shop for all of our customers’ health and wellness needs,” stated Jeffrey Horowitz, Chief Executive Officer. “During the second quarter, we continued to generate strong top-line results while significantly improving our bottom line performance. Our non-GAAP adjusted EBITDA improved from a loss of $4.0 million in the first quarter of 2012 to a loss of $2.2 million in the second quarter, as we expanded our gross margin and increased fulfillment and marketing efficiencies. Going forward, we remain focused on continuing to grow our customer base and improve our operating results.”

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Second Quarter Financial Highlights

Customer Acquisition: The Company added 324,000 total new customers in the second quarter of 2012, an increase of 106% year-over-year. The Company added 226,000 new customers from its vitacost.com website, up 44% year-over-year.

Active Customer Base: The Company ended the second quarter of 2012 with 1.9 million active customers, up 56% year-over-year.

Number of Shipped Orders: The Company shipped 1.2 million orders in the second quarter of 2012, up 36% year-over-year. The Company shipped 1.1 million orders generated from its vitacost.com website, up 21% year-over-year.

Average Order Value: Total AOV for the second quarter of 2012 was $68.51, a decline of 10% year-over-year. The Company’s AOV from its vitacost.com website was $73.43, a 4% decline year-over-year, and excluding Refer-A-Friend, AOV was flat year-over-year.

Gross Margin: Gross margin was 23.8% in the second quarter of 2012 compared to 21.3% in the second quarter of 2011. Gross margin in the second quarter of 2011 excludes a $0.5 million credit from the Company’s shipping provider.

Fulfillment Expense: Fulfillment expense on a per order shipped basis was flat year-over-year, excluding fees related to the Company’s freight savings program. As a percentage of sales, fulfillment expense was 9.8% for the second quarter of 2012 compared to 7.7% in the second quarter of 2011 primarily due to the lower AOV in the quarter and the fees related to the freight savings program.

Sales & Marketing Expense: Sales and marketing expense was $8.0 million or 10.0% of sales in the second quarter of 2012, compared to $5.2 million or 7.9% of sales in the second quarter of 2011. The Company’s direct customer acquisition costs for vitacost.com customers declined 2% year-over-year on a per customer basis.

Balance Sheet: The Company had cash and cash equivalents of $33.9 million as of June 30, 2012.

E-Commerce Metrics

A copy of historical e-commerce metrics is available on the Company's website at http://investor.vitacost.com.

Conference Call Information

The Company will host a conference call to discuss these results and will provide additional comments and details at that time. Participating on the call will be Jeff Horowitz, the Company’s Chief Executive Officer and Brian Helman, the Company’s Chief Financial Officer.

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The conference call is scheduled to begin at 10:00 a.m. EDT on August 8, 2012. The call will be broadcast live over the Internet hosted on the Investor Relations section of Vitacost.com's website at http://investor.vitacost.com, and will be archived online through August 22, 2012. In addition, you may dial (877) 705-6003 to listen to the live broadcast.

A telephonic playback will be available from 1:00 p.m. EDT, August 8, 2012, through August 22, 2012. Participants can dial (877) 870-5176 to hear the playback. The pass code is 397421.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com.

Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s future growth prospects and financial performance, and the Company’s customer acquisition strategy and expectations regarding the pace of customer growth, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company’s distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; or the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

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Discussion of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2011 and 2012, the Company has further adjusted its EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Attached at the end of this release is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Vitacost.com, Inc.

Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

(In thousands, except par value)

	As of
	June 30, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$33,926	$12,939
Accounts receivable, net	1,995	2,169
Inventory	39,944	34,822
Prepaid expenses	1,959	1,912
Other receivables	314	264
Other assets	2,329	2,344
Total current assets	80,467	54,450

Property and equipment, net	34,467	33,629

Restricted cash	225	225
Deposits	235	125
Goodwill	2,200	2,200
	2,660	2,550

Total assets	$117,594	$90,629

Liability and Stockholders' Equity
Current Liabilities
Accounts payable	29,966	30,250
Deferred revenue	4,421	4,573
Accrued expenses	8,666	6,425
Total current liabilities	43,053	41,248

Deferred tax liability	600	574
Total liabilities	$43,653	$41,822

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; authorized 25,000; no shares issued and outstanding	-	-
Common stock, par value $.00001 per share; authorized 100,000; 33,302 and 27,975 shares issued and outstanding at June 30, 2012, and December 31, 2011, respectively	-	-
Additional paid-in capital	107,990	76,262
Warrants	4,262	-
Accumulated deficit	(38,311)	(27,455)
Total stockholders' equity	73,941	48,807
Total liabilities and stockholders' equity	$117,594	$90,629

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share)

(Unaudited)

	Three Months Ended
	June 30, 2012			June 30, 2011
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$79,877		$79,877	$65,891		$65,891

Cost of Goods Sold	60,886		60,886	51,418	(454)	51,872
Gross Profit	18,991		18,991	14,473		14,019

Fulfillment	7,803		7,803	5,095		5,095
Sales & Marketing	8,003		8,003	5,237		5,237
General & Administrative	7,495		7,495	7,825	1,117	6,708
Total Operating Expenses	23,301		23,301	18,157		17,040

Operating Loss	(4,310)		(4,310)	(3,684)		(3,021)

Other Income	21		21	11		11

Loss Before Income Taxes	(4,289)		(4,289)	(3,673)		(3,010)
Income Tax Expense	(13)	-	(13)	(27)	-	(27)

Net Loss	$(4,302)		$(4,302)	$(3,700)		$(3,037)

EPS
Basic	$(0.13)		$(0.13)	$(0.13)		$(0.11)
Fully Diluted	$(0.13)		$(0.13)	$(0.13)		$(0.11)

Basic Shares Outstanding	33,277		33,277	27,790		27,790
Fully Diluted Shares Outstanding	33,277		33,277	27,790		27,790

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share)

(Unaudited)

	Six Months Ended
	June 30, 2012			June 30, 2011
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$163,470		$163,470	$129,653		$129,653

Cost of Goods Sold	125,330		125,330	99,814	(454)	100,268
Gross Profit	38,140		38,140	29,839		29,385

Fulfillment	16,216		16,216	10,036		10,036
Sales & Marketing	17,136		17,136	10,376		10,376
General & Administrative	15,669	570	15,099	15,328	1,729	13,599
Total Operating Expenses	49,021		48,451	35,740		34,011

Operating Loss	(10,881)		(10,311)	(5,901)		(4,626)

Other Income	51		51	25		25

Loss Before Income Taxes	(10,830)		(10,260)	(5,876)		(4,601)
Income Tax Expense	(26)	-	(26)	(46)	-	(46)

Net Loss	$(10,856)		$(10,286)	$(5,922)		$(4,647)

EPS
Basic	$(0.34)		$(0.32)	$(0.21)		$(0.17)
Fully Diluted	$(0.34)		$(0.32)	$(0.21)		$(0.17)

Basic Shares Outstanding	31,934		31,934	27,790		27,790
Fully Diluted Shares Outstanding	31,934		31,934	27,790		27,790

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Vitacost.com - Revenue by Product Line

($ in 000s)

	Three Months Ended June 30,
	2012	2011
Third-party products	$57,925	$47,807
Proprietary products	18,991	16,221
Freight	2,961	1,863
Net sales	$79,877	$65,891

	Six Months Ended June 30,
	2012	2011
Third-party products	$119,811	$93,101
Proprietary products	37,005	31,971
Freight	6,654	4,581
Net sales	$163,470	$129,653

Vitacost.com Reconciliation of GAAP Operating Income to Adjusted EBITDA

To supplement the consolidated financial statements presented in accordance with GAAP, Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2011 and 2012, the Company has further adjusted its EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Below is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Adjusted EBITDA Calculation ($ in 000s)

	Three Months Ended June 30,
	2012	2011
Reported operating (loss) income	$(4,310)	$(3,684)
Depreciation and amortization	1,589	1,534
Stock-based compensation Expense	563	244
Adjusted EBITDA	$(2,158)	$(1,906)

Adjustments:
- Credit from shipping provider		(454)
- Additional legal/consulting expenses		1,117
Total	-	663

Adjusted EBITDA	$(2,158)	$(1,243)

	Six Months Ended June 30,
	2012	2011
Reported operating (loss) income	$(10,881)	$(5,901)
Depreciation and amortization	3,143	3,026
Stock-based compensation Expense	1,055	343
Adjusted EBITDA	$(6,683)	$(2,532)

Adjustments:
- Severance/recruiting for executives	273
- Financing fees	161
- Credit from shipping provider		(454)
- Additional legal/consulting expenses	135	1,730
Total	569	1,276

Adjusted EBITDA	$(6,114)	$(1,256)

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180

ICR, Inc.

John Mills

Senior Managing Director

310.954.1105

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